Exhibit 10.8

FOURTH AMENDMENT TO LEASE AGREEMENT

This FOURTH AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is executed as of March 13, 2018, by and between AR INDUSTRIAL NO. 1, LTD., a Texas limited partnership (“Landlord”), and ORTHOFIX, INC., a Minnesota corporation (“Tenant”).

RECITALS:

A.
Landlord and Tenant have previously entered into that certain Lease Agreement dated effective as of February 10, 2009 covering approximately 144,624 rentable square feet in the building located at 3451 Plano Parkway, Lewisville, Texas 75056 (the “Original Lease”). The Original Lease, as amended by that certain First Amendment to Lease Agreement dated effective as of April 13, 2009, by that certain Second Amendment to Lease Agreement dated effective as of May 12, 2010, and by that certain Third Amendment to Lease Agreement dated effective as of December 21, 2017 (the “Third Amendment”), is referred to herein as the “Lease”.
B.
Tenant was granted a right to expand the parking serving the Premises, on the terms provided in Section 11 and Exhibits A and A-1 to the Third Amendment (referred to therein and herein as the “Parking Expansion”).
C.
In order to ensure that sufficient space exists within the Land to accommodate the Parking Expansion, Landlord has agreed to expand the “Land” to include additional area to the south of the Land parcel described on Exhibit B to the Original Lease.
D.
Also in connection with the Third Amendment, Landlord and Tenant executed a Right of First Refusal agreement, which was recorded on January 3, 2018 at Instrument Number 1042-20180103000377 of the Official Records of Denton County, Texas (the “ROFR”).
E.
Landlord and Tenant have agreed to record an Amended and Restated Right of First Refusal agreement to ensure that the land described therein does not overlap with the Land (as modified by this Amendment).
F.
Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

AGREEMENTS:

For valuable consideration, whose receipt and sufficiency are acknowledged, Landlord and Tenant agree as follows:

Section 1.
Description of the Land. The real property description set forth for the Land on Exhibit B to the Original Lease is hereby deleted in its entirety and replaced with the real property description set forth on Exhibit A attached hereto (which shall be deemed to be the new property description for the “Land” under the Lease). Tenant agrees that if Tenant does not timely exercise its option for the Parking Expansion, then upon request therefor from Landlord, Tenant will execute an amendment to the Lease restoring the definition of “Land” to the legal description contained in the Original Lease.
Section 2.
Amended and Restated Right of First Refusal. The Amended and Restated Right of First Refusal attached hereto as Exhibit B shall replace the ROFR, and shall be executed by Landlord

Exhibit 10.8

and Tenant contemporaneously with the execution of this Amendment and promptly recorded by Landlord in the Official Records of Denton County, Texas.
Section 3.
Ratification. Landlord and Tenant each hereby ratifies and confirms its respective obligations under the Lease, and represents and warrants to the other party that it has no defenses thereto. Landlord confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, and (b) to the best of Landlord’s actual knowledge, Landlord has no claims, counterclaims, set-offs or currently-exercisable defenses against Tenant arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (x) the Lease is and remains in good standing and in full force and effect, (y) to the best of Tenant’s actual knowledge, Tenant has no claims, counterclaims, set-offs or currently-exercisable defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant, and (z) except as expressly provided for in this Amendment, all tenant finish-work allowances provided to Tenant under the Lease or otherwise, if any, have been paid in full by Landlord to Tenant, and Landlord has no further obligations with respect thereto.
Section 4.
Binding Effect; Governing Law. As modified hereby, the Lease shall remain in full effect and this Amendment shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall prevail. This Amendment shall be governed by the law of the State in which the Premises are located.
Section 5.
Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

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Exhibit 10.8

Executed as of the date first written above.

LANDLORD: AR INDUSTRIAL NO. 1, LTD., a Texas limited partnership

By: 29BCO, Inc., a Texas corporation

General Partner

By: /s/ Kenneth D. Mabry

Name: Kenneth D. Mabry

Title: Sr. Vice President

Date signed: 3/15/18

TENANT: ORTHOFIX, INC., a Minnesota corporation

By: /s/ Doug Rice

Name: Doug Rice

Title: Chief Financial Officer

Date signed: March 13, 2018